Exhibit 99.4

Bill Aulet, CFO

Viisage

978-952-2200

investor@viisage.com

VIISAGE SHAREHOLDERS APPROVE SHARE ISSUANCE;

ZN ACQUISITION COMPLETED

LITTLETON, MASS., January 26, 2004—Viisage (Nasdaq: VISG), a leading provider of advanced technology identity solutions, announced that at a special meeting held Friday, January 23, its shareholders approved the issuance of 5,221,454 new shares of Viisage common stock to complete the previously-announced acquisition of ZN Vision Technologies AG, the privately-held German company that is the European market leader in face recognition technology. Viisage shareholders also approved the reservation of 1,138,546 shares of common stock for issuance upon exercise of stock options previously granted to ZN Vision employees.

The completion of the acquisition represents the formal union of the North American and European leaders in identity solutions. With a significant global footprint now in place, Viisage boasts not only the largest global installation base of facial recognition deployments, but also the industry’s premier research and development team, one that is expected to continue to advance the capabilities of the combined Viisage-ZN solution. (see separate “Integration” release dated January 26)

“We are pleased that this acquisition is complete and look forward to continuing the work that has already been accomplished between the two companies, resulting in significant marketplace wins,” said Viisage president and CEO Bernard Bailey. “Our high quality technology and global presence place the combined Company at the forefront of the identity solutions market, and we are eager to deliver these benefits to our customers and markets.”

Viisage has posted a special letter to shareholders that details both the ZN acquisition completion as well as the highlights of 2003. The letter can be accessed at the investor relations area of the company’s website (www.viisage.com) or via the following link: http://www.viisage.com/ww/en/pub/investor_relations/letter_from_the_ceo.htm

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, providing access control, and protecting personal privacy. Viisage creates solutions using secure document and face recognition technologies that quickly, reliably, and accurately identify individuals. With over 2,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs.

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This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by the Company through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, changing interpretations of generally accepted accounting principles, outcomes of government reviews, potential fluctuations in quarterly results, the size and timing of award and performance on contracts, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to complete proposed transactions, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in the company’s filings with the Securities and Exchange Commission, including without limitation, the company’s Form 10K for the year ending December 31, 2002 and its quarterly reports on Form 10Q. The Company undertakes no obligation to update any forward-looking statements.

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